                                                                    EXHIBIT 3.68

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/31/2000
   001443389 - 3282590

                            CERTIFICATE OF FORMATION

                                       OF

                            MORGAN ENERGY CENTER, LLC

      The undersigned, an authorized natural person, for the purpose of forming a limited liability company (hereinafter called the "company"), under the provisions and subject to the requirements of the Delaware Limited Liability Company Act, hereby certifies that:

      1. The name of the limited liability company is Morgan Energy Center, LLC.

      2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.

Executed on August 31, 2000.

                                          /s/ Paul Hagan
                                          -----------------------------
                                          Paul Hagan, Authorized Person